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[DELOITTE & TOUCHE LLP LETTERHEAD]
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July 9, 1997


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, DC  20549

Dear Sir/Madam:

Except as noted in the following two sentences, we have read and agree with the comments in Item 4 of Form 8-K of Medaphis Corporation dated June 27, 1997. We have no basis to agree or disagree with the comments in the second sentence of the second paragraph of Item 4. We have no basis to agree or disagree with the comments in the sixth sentence of the third paragraph of Item 4.

Yours truly,


/s/ Deloitte & Touche LLP